INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fidelity BancShares (N.C.), Inc.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                    /s/ KPMG Peat Marwick LLP

Raleigh, North Carolina
August 25, 1998